Exhibit 99.1
Ross & Lawrence, 117 East 57th Street, New York, New York 10022
Telephone: 212-308-3333 Facsimile: 212-207-8096
E-mail: kpross@rosslawpr.com
FOR IMMEDIATE RELEASE

PRESS CONTACT:
Susan Hyde	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-1151	212-308-3333
shyde@wpcarey.com	gblawrence@rosslawpr.com
W. P. CAREY ANNOUNCES FOURTH QUARTER AND YEAR-END
2006 FINANCIAL RESULTS
NEW YORK — February 23, 2007 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the fourth quarter and year ended December 31, 2006.
W. P. Carey reported net income and diluted earnings per share of $86 million and $2.22 for the year ended 2006, up 78% over the prior year’s results.
QUARTERLY AND YEAR-END RESULTS
•	Total revenues net of reimbursed expenses for the fourth quarter of 2006 were $88.1 million, compared to 2005’s fourth quarter revenues of $35.4 million. Total revenues net of reimbursed expenses for 2006 were $209.6 million, compared to $158.8 million for 2005. This substantial increase in revenues is due primarily to $46 million in revenues the Company earned as a result of the CPA®:12/CPA®:14 merger. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•	Net income for the fourth quarter of 2006 was $43.6 million, compared to $11.5 million in 2005. For 2006, net income was $86.3 million, a 78% increase from $48.6 million in 2005. This increase was primarily due to the merger, gains on sale of investments, lower impairment charges, and lower general and administrative costs.

•	Diluted earnings per share (EPS) for the fourth quarter were $1.12, as compared to $0.30 for 2005. Diluted EPS for 2006 were $2.22 versus $1.25 for 2005.

•	Funds from Operations (FFO) for the fourth quarter of 2006 was $54.9 million, compared to $24.2 million for the fourth quarter of 2005. For 2006, FFO was $128.5 million, compared to $98.6 million in 2005. This increase was due primarily to the merger.

•	Cash flows from operating activities for 2006 were $119.9 million, as compared to $52.7 million during 2005.
INVESTMENT ACTIVITY
•	For the fourth quarter of 2006, the Company structured 12 investments on behalf of its managed CPA® REITs totaling $269 million, as compared to $85 million during the fourth quarter of 2005.

•	For 2006, the Company structured 25 investments on behalf of the CPA® REITs totaling approximately $720 million, as compared to $865 million in 2005. Of the total investments in 2006, four were build-to-suit projects with combined estimated construction costs of $103 million. In 2006, approximately 76% of investments were made on behalf of CPA®:16 — Global and approximately 48% were international transactions.

DISPOSITIONS
•	In 2006, the Company sold five domestic properties for combined net proceeds of approximately $32 million for a net GAAP gain of $3.4 million. In addition, the Company sold 11 properties on behalf of its CPA® REITs for net proceeds of approximately $397 million, representing a net GAAP gain of approximately $100 million.
MERGER
•	On December 1, 2006, two of the CPA® REITs that the Company manages, CPA®:12 and CPA®:14, merged, with CPA®:14 being the surviving company. The merger represents the twelfth successful liquidation of a W. P. Carey fund since 1998. In connection with the liquidation, the Company acquired 37 properties from CPA®:12 for approximately $126 million, which includes the assumption of debt. These properties, totaling approximately 1.7 million square feet, consist primarily of office, industrial, retail and warehouse facilities located in the United States and France. The lease terms of these properties expire before 2013. Included in the gains on sale of investments for 2006 is approximately $6.5 million of gain recognized on both the sale and exchange of shares that the Company held in CPA®:12.
CAREY STORAGE
•	In November 2006, the Company formed a subsidiary focused on investing in the U.S. self-storage industry. This subsidiary acquired six properties for $24.8 million in the fourth quarter of 2006.
CPA®:16 — GLOBAL OFFERING
•	In December 2006, CPA®:16 — Global completed its second public offering, raising $550 million since March 2006 and bringing the total offerings of the fund to $1.1 billion.
GROWTH IN ASSETS UNDER MANAGEMENT
The Company is the advisor to the CPA® REITs, which had assets valued at approximately $7 billion on December 31, 2006 — an 8.2% increase as compared to December 31, 2005.
•	Since 2000, the Company’s assets under management on behalf of the CPA® REITs have more than tripled, reflecting an annual compound growth rate of 26%.

•	As of December 31, 2006, the occupancy rate of the Company’s 18 million square foot owned portfolio was approximately 96%. In addition, the occupancy rate of the W. P. Carey Group’s entire 97 million square foot portfolio — which includes both the CPA® REITs and directly-owned assets — was approximately 99%.
“2006 was a very successful year for W. P. Carey,” President and Chief Executive Officer, Gordon F. DuGan, commented. “We merged two well-performing Corporate Property Associates REITS — our 12th successful liquidation and the most of any similar sponsor that I'm aware of — and we continued to expand our portfolio of managed properties, tripling them since 2000. Investment volume in the fourth quarter was strong and we were pleased with the overall volume for the year. Our growth areas continue to be our international investments and, more recently, our self-storage initiative. Our ability to stay at the forefront of the real estate investment sector, backed by a strong cash flow and one of the strongest balance sheets in the industry, demonstrates the inherent strength of our business. We are very well positioned for the future and are looking forward to another successful year in 2007.”
UPCOMING EVENTS
•	Mark DeCesaris, Managing Director of W. P. Carey, will be speaking at The New York Society of Security Analysts on Thursday, March 1, 2007 at 10:40 AM.
CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to register for call.

Time: Friday, February 23, 2007 11:00 AM (ET)

Call-in number: 1-877-407-0782 (International) +201-689-8567

Webcast: www.wpcarey.com/earnings

Podcast: www.wpcarey.com/podcast Available after 2:00 PM (ET)

Replay: Available after 1:00 PM through March 2, 2007 at midnight ET. Call 1-877-660-6853 (International) +201-612-7415

Replay Access codes: Account# 286 and Conference ID# 229243. Please note that both access codes are required for playback.
W. P. CAREY & CO. LLC
Founded in 1973, W. P. Carey & Co. LLC is a leading global real estate investment firm. The Company provides asset management services to its CPA® series of income generating real estate funds. With approximately $5 billion in equity capital, the W. P. Carey Group is one of the largest providers of net lease financing for corporations worldwide. The Group owns approximately 800 commercial and industrial properties in 13 countries, representing approximately 97 million square feet, valued at approximately $8.5 billion. www.wpcarey.com
Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the company, reference is made to the company’s filings with the Securities and Exchange Commission.
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W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)

	For the years ended December 31,
	2006	2005	2004
Revenues:
Asset management revenue	$57,633	$52,332	$45,806
Structuring revenue	22,506	28,197	33,675
Incentive, termination and subordinated disposition revenue from mergers	46,018	—	53,588
Reimbursed costs from affiliates	63,630	9,962	15,388
Lease revenues	74,090	67,215	59,747
Other real estate income	9,381	11,078	11,348

	273,258	168,784	219,552

Operating Expenses:
General and administrative	(41,494)	(45,219)	(35,597)
Reimbursable costs	(63,630)	(9,962)	(15,388)
Depreciation and amortization	(26,048)	(20,952)	(21,173)
Property expenses	(7,046)	(6,932)	(5,329)
Impairment charges and loan losses	(1,147)	(5,704)	(12,899)
Other real estate expenses	(5,881)	(6,327)	(6,261)

	(145,246)	(95,096)	(96,647)

Other Income and Expenses:
Other interest income	3,433	3,511	3,092
Income from equity investments in real estate	7,608	5,182	5,308
Minority interest in income	(812)	(264)	(1,499)
Gain on sale of securities, foreign currency transactions and other gains, net	12,943	1,305	1,222
Interest expense	(18,139)	(16,787)	(14,453)

	5,033	(7,053)	(6,330)

Income from continuing operations before income taxes	133,045	66,635	116,575
Provision for income taxes	(45,491)	(19,390)	(50,983)

Income from continuing operations	87,554	47,245	65,592

Discontinued Operations:
(Loss) income from operations of discontinued properties	(1,346)	6,951	9,359
Gain on sale of real estate, net	3,452	10,474	89
Impairment charges on assets held for sale	(3,357)	(16,066)	(9,199)

(Loss) income from discontinued operations	(1,251)	1,359	249

Net income	$86,303	$48,604	$65,841

Basic Earnings (Loss) Per Share:
Income from continuing operations	$2.32	$1.25	$1.75
(Loss) income from discontinued operations	(0.03)	0.04	0.01

Net income	$2.29	$1.29	$1.76

Diluted Earnings (Loss) Per Share:
Income from continuing operations	$2.25	$1.21	$1.68
(Loss) income from discontinued operations	(0.03)	0.04	0.01

Net income	$2.22	$1.25	$1.69

Distributions Declared Per Share	$1.82	$1.79	$1.76

Weighted Average Shares Outstanding:
Basic	37,668,920	37,688,835	37,417,918

Diluted	39,093,897	39,020,801	38,961,748

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the years ended December 31,
	2006	2005	2004
Cash Flows from Operating Activities:
Net income	$86,303	$48,604	$65,841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including intangible assets and deferred financing costs	27,207	21,942	22,546
Income from equity investments in real estate in excess of distributions received	(160)	479	(793)
Gains on sale of real estate and investments, net	(14,774)	(10,570)	(90)
Recognition of deferred gain on completion of development project	—	(2,000)	—
Minority interest in income	812	264	1,499
Straight-line rent adjustments	3,152	3,776	1,732
Management income received in shares of affiliates	(31,020)	(31,858)	(20,999)
Unrealized (gain) loss on foreign currency transactions, warrants and securities	(1,128)	779	(790)
Impairment charges and loan losses	4,504	21,770	22,098
Deferred income taxes	1,620	1,549	8,827
Realized (gain) loss on foreign currency transactions	(488)	19	(430)
Costs paid by issuance of shares	—	201	168
Increase (decrease) in accrued income taxes	21,301	(3,274)	2,099
Decrease in prepaid income taxes	1,390	—	—
Tax charge — share incentive plan	—	604	3,423
Amortization of stock-based compensation	3,453	3,936	3,768
Deferred acquisition revenue received	12,543	8,961	5,978
Increase in structuring revenue receivable	(3,459)	(5,304)	(14,860)
Net changes in other operating assets and liabilities	8,684	(7,171)	(1,168)

Net cash provided by operating activities	119,940	52,707	98,849

Cash Flows from Investing Activities:
Distributions received from equity investments in real estate in excess of equity income	13,286	6,164	6,933
Purchases of real estate and equity investments in real estate	(102,049)	—	(115,522)
Capital expenditures	(4,937)	(2,975)	(1,596)
Purchase of investment	(150)	(465)	—
Loans to affiliates	(108,000)	—	—
Proceeds from repayment of loans to affiliates	108,000	—	—
Proceeds from sales of property and investments	50,053	45,542	6,548
Release of funds from escrow in connection with the sale of property	10,134	—	7,185
Funds placed in escrow in connection with the sale of property	(10,374)	—	—
Payment of deferred acquisition revenue to affiliate	(524)	(524)	(524)

Net cash (used in) provided by investing activities	(44,561)	47,742	(96,976)

Cash Flows from Financing Activities:
Distributions paid	(68,615)	(67,004)	(65,073)
Contributions from minority interests	2,345	1,539	—
Distributions to minority interests	(6,226)	(355)	(1,101)
Scheduled payments of mortgage principal	(11,742)	(9,229)	(9,428)
Proceeds from mortgages and credit facility	174,501	121,764	170,000
Prepayments of mortgage principal and credit facility	(166,660)	(151,893)	(106,962)
Release of funds from escrow in connection with the financing of properties	4,031	—	—
Payment of financing costs	(1,601)	(797)	(1,238)
Proceeds from issuance of shares	8,660	4,400	6,649
Excess tax benefits associated with stock based compensation awards	626	—	—
Repurchase and retirement of shares	(1,937)	(2,206)	(2,543)

Net cash used in financing activities	(66,618)	(103,781)	(9,696)

Effect of exchange rate changes on cash	333	(369)	179

Net increase (decrease) in cash and cash equivalents	9,094	(3,701)	(7,644)
Cash and cash equivalents, beginning of year	13,014	16,715	24,359

Cash and cash equivalents, end of year	$22,108	$13,014	$16,715

W. P. CAREY & CO. LLC
FUNDS FROM OPERATIONS
(in thousands, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Net income	$43,629	$11,488	$86,303	$48,604
Gain on sale of real estate, net	(3,637)	(3,355)	(3,452)	(12,474)
Funds from operations of equity investees in excess of equity income	2,155	2,833	9,802	10,358
Depreciation, amortization, deferred taxes and other non-cash charges	10,977	6,396	29,022	27,094
Funds from operations applicable to minority investees in excess of minority income	(197)	(183)	(794)	(602)
Straight-line rents	809	1,119	3,152	3,821
Impairment charges and loan losses	1,147	5,949	4,504	21,770

Funds from operations	$54,883	$24,247	$128,537	$98,571

Per Share Reconciliation:

Diluted net income per share (1)	$1.12	$0.30	$2.22	$1.25
Plus: Gain on sale of real estate, net	(.09)	(.09)	(.09)	(.32)

Plus: Funds from operations of equity investees in excess of equity income, net of minority interest	.05	.07	.23	.25
Plus: Depreciation and amortization, deferred taxes, straight-line rents and other non-cash charges	.29	.20	.82	.79
Plus: Impairment charges and loan losses	.02	.15	.11	.56

Diluted funds from operations per share	$1.39	$0.63	$3.29	$2.53

Diluted weighted average shares outstanding	39,414,532	38,674,396	39,093,897	39,020,801

(1)	Diluted net income per share and diluted funds from operations per share include the dilutive effect of securities, net of taxes.
NON-GAAP FINANCIAL DISCLOSURE
W. P. Carey & Co. LLC’s (W. P. Carey) fourth quarter 2006 earnings press release and the aforementioned financials contain references to W. P. Carey’s definition of funds from operations (FFO), which is a non-GAAP financial measure. The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations as net income computed in accordance with generally accepted accounting principles (GAAP), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. W. P. Carey calculates its FFO in accordance with this definition and then makes adjustments to add back certain non-cash charges to earnings, such as the amortization of intangibles, stock compensation and impairment charges on real estate, resulting in its FFO. W. P. Carey considers its definition of FFO to be an appropriate supplemental measure of operating performance because, by excluding these non-cash charges, it can be a helpful tool to assist in the comparison of the operating performance of W. P. Carey’s real estate assets between periods, or as compared to different companies. W. P. Carey’s definition of FFO should not be considered as an alternative to net income as an indication of its operating performance or to net cash provided by operating activities as a measure of its liquidity. FFO and adjusted FFO disclosed by other REITs may not be comparable to W. P. Carey’s FFO calculation. Please see the above table for a reconciliation of W. P. Carey’s FFO to net income.